Exhibit 99.

(BW)(NJ-MEDISCIENCE)(MDSC) Infotonics/Mediscience Announce Memorandum of
                           ---------------------------------------------
Understanding
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Business Editors/Health/Medical Writers/Biotech Writers

      CHERRY HILL, N.J.--(BUSINESS WIRE)--July 24, 2006--MEDISCIENCE-TECH (OTCBB:MDSC) and Infotonics Research announced the execution of their Memorandum of Understanding defining Infotonics' agreed role and responsibilities in the development and commercialization of the Mediscience Optical Biopsy Pill. The parties expression of understanding is to commercialize the optical biopsy pill through the formation of a "Newco" subsidiary of Mediscience. Infotonics' responsibilities in support of Newco include the following:

      1. Overall leadership responsibility for the project team to deliver a manufacturable, commercial prototype product that meets agreed upon cost, schedule and product performance requirements, ready for FDA trials.

      2. Assist Mediscience to identify and recruit a qualified management team for "Newco" including a qualified and approved CEO candidate.

      3. Develop performance specifications for the Optical Biopsy Ingestible Photonic pill based on market requirements.

      4. Provide "Newco" management team with office space at the Infotonics Center to work closely with the commercialization team to expedite the project.

      5. Develop high volume production concept including capital cost and schedule to install and start up a factory to produce Optical Biopsy Ingestible Photonic Pills at a competitive UMC.

      6. Work with Mediscience/"Newco" to negotiate financial investments and tax incentives from NY State to locate a factory facility at Infotonics site.

      7. Work with Mediscience/"Newco" to diligently apply for competitive grant funding to supplement prior grants, venture capital investment and accelerate the commercialization project.

      8. All Infotonics IP and related licenses that result from R&D funded by MTC will be owned by MTC with a non-exclusive, world-wide royalty-tree license back to Infotonics for fields or use other than medical.

      9. "Newco" to have a right of first refusal to commercialize novel, non-medical applications of optical pill-like products that may be developed by Infotonics with its non-exclusive, world-wide royalty-free license to apply the technology in other fields of use, subject to approval by a third party should the third party be funding the R&D.

      Mediscience CEO Peter Katevatis Esq. stated "This project will enhance Mediscience proprietary non-invasive imaging technology for molecular detection of cancer and physiological change and the Company's desire to use the net proceeds of the proposed $5 to $10M Firm Offering to fund commercialization of its platform IP Optical Biopsy Pill technology to its initial FDA application as it also

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begins to initiate its FDA approved CD-R pilot clinical trials for a cervical diagnostic application adjunct to Pap. The relationship with equity partner Infotonics is a synergistic and strategic fit leveraging Infotonics nano-technology capabilities and resources to provide Mediscience with an exceptional state of the art advantage, over competitor's Given-Olympus imaging approach." (see below Syracuse May 24, 2006 and CityGroup Oct -1-2004 Reports)

                        Infotonics Technology Center Inc.

      (Infotonics) is a consortium whose founding participants include Corning, Inc., Eastman Kodak Company, and Xerox Corporation, a not-for-profit corporation that operates New York State's Center of Excellence in Photonics and Microsystems.

                       About Mediscience Technology Corp.

      Mediscience Technology Corporation and subsidiaries are engaged in the design, development and commercialization of medical devices that detect cancer and physiological change using frequencies of light that are emitted, scattered and absorbed to distinguish malignant, precancerous, or benign tissues from normal tissues. Mediscience's exclusive protected non-invasive technology combines the advantages of real-time results with enhanced diagnostic sensitivity and specificity compared with other methods of cancer detection.

                                 Investor Notice

Certain of the matters discussed in this announcement contain forward-looking statements that involve material risks and uncertainties including market conditions and FDA filings and/or approvals, which are required before the Camera Pill or the CD Ratiometer can be sold or licensed for use in the United States. This press release is intended to comply with Rule 135c promulgated under the Securities Act of 1933. (Submitted in full compliance with sections 8-K 1.01 and 2.01 re: "materiality" as applicable and in fulfillment of SEC
Section 6, 6.01 Regulation (FD) Full Disclosure, and Section 7 and 7.0 as well as all applicable and presently effective Sarbanes-Oxley disclosure requirements under Regulation G.

8-K filing dated July 24, 2006

8-K filing Syracuse Univ. May 24, 2006 72 Pg Report

CityGroup/Smith Barney Report 10-1-2004 by Peter Bye. Page 20
(MTC-Infotonics).

www.Infotonics.org/ResearchProjects/CompactPhotonicExplorers.asp

www.cunyphotonics.com

MEDISCIENCETECH.com

Mediscience 8-K filing dated September 8, 2004

New England Journal of Medicine 7-29-04 (general results of developing capsule endoscopic technology)

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                                    CONTACT:

David R. Smith President CEO Info tonics (585) 919 3001 david.r.smith@infotonics.org
Peter Katevatis Esq. Chairman/ CEO Mediscience (215)-485-0362 metpk@aol.com




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